SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported).
                                January 16, 2007


                            WORLDWATER & POWER CORP.
                            ------------------------

               (Exact Name of Registrant as specified in charter)


          Delaware                   0-16936                     33-0123045
       --------------             ------------                 --------------
 (State or other jurisdic-       (Commission                  (IRS Employer
   tion of incorporation)          File Number)              Identification No.)



        Pennington Business Park, 55 Rt. 31 South, Pennington, NJ     08534
     --------------------------------------------------------------------------
             (Address of principal executive offices)               (Zip Code)



         Registrant's telephone number, including area code 609-818-0700



                                WorldWater Corp.
--------------------------------------------------------------------------------

         (Former name or former address, if changed since last report.)


                               [GRAPHIC OMITED]

Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
                Appointment of Principal Officers.


On January 16, 2007 the Board of Directors of WorldWater & Power Corp., ("WorldWater") formerly known as WorldWater Corp., appointed three new members to the Board. Two of the new members were designated by Emcore Corporation, Dr. Hong Q. Hou and Reuben F. Richards, Jr. Dr. Hou is the President and Chief Operating Officer of Emcore Corporation. Mr. Richards is the Chief Executive Officer of Emcore Corporation. W. Harrison Wellford is the third new member appointed to the Board of Directors.


HONG Q. HOU, 42, joined Emcore Corporation in March 1998 and serves as President
-----------
and Chief Operating Officer. Dr. Hou co-started Emcore Photovoltaics Division, and managed the Emcore Fiber Optics Division, subsequently. Most recently Dr. Hou was Vice President and General Manager of Emcore's Ortel Division. Dr. Hou's keen strategic vision and exemplary leadership has been critical in helping to position the Company in today's technologies and markets. From 1995 to 1998, Dr. Hou was a Principal Member of Technical Staff at Sandia National Laboratories, a Department of Energy weapon research lab managed by Lockheed Martin. He was a Member of Technical Staff at AT&T Bell Laboratories from 1993 to 1995, engaging in research on high-speed optoelectronic devices. Dr. Hou holds a Ph.D. in Electrical Engineering from UC San Diego. He published over 200 journal articles and holds seven US patents. He is a Director of Crystal IS, a venture-funded AlN material and device company.


REUBEN F. RICHARDS, JR. joined Emcore Corporation in October 1995 as its
-----------------------
President and Chief Operating Officer, and became Chief Executive Officer in December 1996. Mr. Richards has been a director of Emcore Corporation since May 1995. From September 1994 to December 1996, Mr. Richards was a Senior Managing Director of Jesup & Lamont Capital Markets Inc. ("Jesup & Lamont" (an affiliate of a registered broker-dealer)). From December 1994 to December 1996, he was a member and President of Jesup & Lamont Merchant Partners, L.L.C. From 1992 through 1994, Mr. Richards was a principal with Hauser, Richards & Co., a firm engaged in corporate restructuring and management turnarounds. From 1986 until 1992, Mr. Richards was a Director at Prudential-Bache Capital Funding in its Investment Banking Division.


W. HARRISON WELLFORD is a recently retired partner from the firm of Latham &
--------------------
Watkins, LLP. Mr. Wellford is active in the management and financing of renewable energy and energy efficiency technology companies. He currently serves as either a board member or advisor to several companies in the energy field. Mr. Wellford served as the Executive Associate Director of the President's Office of Management and Budget from 1977 to 1981. He also has held several senior management positions in Presidential transitions since 1976. In the 1980's Mr. Wellford was a leading advocate for the creation of the competitive power industry and a founder of the largest trade association for independent power companies.

     He joined Latham and Watkins in 1991 where he developed the firm's energy project practice in both domestic and international markets. Mr. Wellford holds degrees from Harvard University, Georgetown University, Cambridge University and Davidson College.

-------------------------------------------------------------------------------


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WorldWater & Power Corp.



By: /s/ Quentin T. Kelly
-----------------------------------------------
Quentin T. Kelly
Chairman


Date: January 22, 2007